EXHIBIT 99-23.a.12

WILSHIRE MUTUAL FUNDS, INC.

ARTICLES SUPPLEMENTARY

WILSHIRE MUTUAL FUNDS, INC., a Maryland corporation registered as an open-end investment company under the Investment Company Act of 1940, as amended (the “1940 Act”), and having its principal office in the State of Maryland in Baltimore City, Maryland (hereinafter called the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST:  In accordance with procedures established in the Corporation’s Charter and pursuant to Sections 2-105(c) and 2-208.1 of Maryland General Corporate Law, the Board of Directors of the Corporation, by resolution dated January 26, 2009, duly authorized the decrease in the number of shares of stock of the Wilshire/MAXAM Diversity Fund that the Corporation shall have the authority to issue from one hundred million (100,000,000) shares to zero (0) shares.

SECOND:  In accordance with procedures established in the Corporation’s Charter and pursuant to Section 2-208 of Maryland General Corporate Law, the Board of Directors of the Corporation, by resolution dated January 26, 2009, duly reclassifies one hundred million (100,000,000) shares of the authorized common stock of the Corporation as unclassified.

THIRD:  The shares of the Corporation reclassified pursuant to Article Second of these Articles Supplementary have been so classified by the Board of Directors under the authority contained in the Charter of the Corporation.

FOURTH:  Immediately prior to the effectiveness of these Articles Supplementary of the Corporation, the Corporation had the authority to issue seven hundred million (700,000,000) shares of common stock of the par value of $0.001 per share and of the aggregate par value of seven hundred thousand dollars ($700,000), of which the Board of Directors had designated seven hundred million shares into portfolios and classes and classified the shares of each portfolio and class as follows:

Previous Classification of Shares

Name of Portfolio	Class Designation	Number of Authorized Shares Allocated
Large Company Growth Portfolio	Investment Class Shares	50,000,000
	Institutional Class Shares	50,000,000

Large Company Value Portfolio	Investment Class Shares	50,000,000
	Institutional Class Shares	50,000,000

Small Company Growth Portfolio	Investment Class Shares	50,000,000
	Institutional Class Shares	50,000,000

Name of Portfolio	Class Designation	Number of Authorized Shares Allocated
Small Company Value Portfolio	Investment Class Shares	50,000,000
	Institutional Class Shares	50,000,000

Dow Jones Wilshire 5000 Index Portfolio	Investment Class Shares Institutional Class Shares Qualified Class Shares Horace Mann Class Shares	50,000,000 50,000,000 10,000,000 10,000,000

Wilshire Large Cap Core 130/30 Fund	Investment Class Shares Institutional Class Shares	40,000,000 40,000,000

Wilshire/MAXAM Diversity Fund	Investment Class Shares Institutional Class Shares	50,000,000 50,000,000

As supplemented hereby, the Corporation’s Articles of Incorporation authorize the issuance of seven hundred million (700,000,000) shares of common stock of the par value of $0.001 per share and of the aggregate par value of seven hundred thousand dollars ($700,000), classified as follows:

Current Classification of Shares

Name of Portfolio	Class Designation	Number of Shares Allocated
Large Company Growth Portfolio	Investment Class Shares	50,000,000
	Institutional Class Shares	50,000,000

Large Company Value Portfolio	Investment Class Shares	50,000,000
	Institutional Class Shares	50,000,000

Small Company Growth Portfolio	Investment Class Shares	50,000,000
	Institutional Class Shares	50,000,000

Small Company Value Portfolio	Investment Class Shares	50,000,000
	Institutional Class Shares	50,000,000

Dow Jones Wilshire 5000 Index Portfolio	Investment Class Shares Institutional Class Shares Qualified Class Shares Horace Mann Class Shares	50,000,000 50,000,000 10,000,000 10,000,000

Wilshire Large Cap Core 130/30 Fund	Investment Class Shares Institutional Class Shares	40,000,000 40,000,000

Unclassified		100,000,000

IN WITNESS WHEREOF, Wilshire Mutual Funds, Inc. has caused these Articles Supplementary to be signed, and witnessed, in its name and on its behalf by its undersigned officers who acknowledge that these Articles Supplementary are the act of the Corporation; that to the best of their knowledge, information, and belief, all matters and facts set forth herein relating to the authorization and approval of these Articles Supplementary are true in all material respects; and that this statement is made under the penalties of perjury.

Date:  March 5, 2009

[CORPORATE SEAL]	WILSHIRE MUTUAL FUNDS, INC. By: /s/ Lawrence E. Davanzo Name: Lawrence E. Davanzo Title: President
Attest: By: /s/ Helen Webb Thompson Name: Helen Webb Thompson Title: Secretary

3